EXHIBIT 99.1
Contacts:

For Company:	For Investors:	For Media:
Tom Hornish	Brad Edwards	Nancy Zakhary
Chief Operating Officer	Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
951-699-6991, ext. 104	212-986-6667	212-986-6667
thornish@outdoorchannel.com	edwards@braincomm.com	nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS REPORTS SECOND QUARTER 2009 RESULTS
Legacy Outdoor Channel business generates $2.7 million in adjusted EBITDA, up 69% year over year
Winnercomm Inc. contributes $6.8 million in revenue
TEMECULA, Calif. — August 4, 2009 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported an increase in total revenues of 47.3 percent for the three-month period ended June 30, 2009 due largely to the acquisition of Winnercomm Inc.
Total revenues amounted to $19.2 million for the 2009 second quarter, compared with $13.0 million in the corresponding period a year ago. For the first six months of 2009, total revenues were $36.2 million, compared with $24.7 million in the corresponding period a year ago.
Advertising revenue for the 2009 second quarter decreased 16.3 percent to $7.1 million from $8.5 million in the prior-year period. For the first six months of 2009, advertising revenues were $14.9 million compared to $16.1 million in the prior-year period.
Subscriber fees totaled $5.3 million for the second quarter of 2009 compared to subscriber fees of $4.6 million in the prior-year period. For the first six months of 2009, subscriber fees totaled $10.0 million compared to $8.6 million in the prior-year period.
In January of 2009, Outdoor Channel Holdings acquired certain assets of Winnercomm Inc. and its related entities. The revenues generated by Winnercomm are reported as “Production services.” Production services revenue totaled $6.8 million and $11.3 million during the 2009 second quarter and six month period, respectively. These revenues were comprised primarily of production services for customer-owned telecasts and marketing.
“Our second quarter results reflect the impact of the industry-wide challenging advertising environment, offset in part by strong growth in our distribution revenues combined with our focus on cost-controls,” said Roger L. Werner, President and Chief Executive Officer. “Despite the near-term impact of the national advertising market downturn, we have continued to execute our growth strategy in a disciplined and concerted manner and we have entered our seasonally stronger half of the year in solid position. During the quarter, we took additional steps to further strengthen our programming and bolster our category leadership position across multiple distribution platforms. Given our strong brand and track record in delivering highly targeted audiences to our advertising partners, we remain well positioned to grow the value of our business over the long-term.”
Outdoor Channel Holdings posted a net loss of $0.9 million, or ($0.04) per diluted share, for the 2009 second quarter, compared with net income of $0.3 million, or $0.01 per diluted share, in the prior-year period. For the 2009 six-month period, the Company posted a net loss of $2.1 million, or ($0.09) per diluted share compared to a net loss of $0.5 million, or ($0.02) for the prior-year period.
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, amounted to $1.1 million for the 2009 second quarter, compared with $1.6 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $2.7 million for the 2009 second quarter compared to $1.6 million in the prior-year period.
For the six month period, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $1.1 million compared to $1.6 million in the prior-year period. For the legacy Outdoor Channel business, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, totaled $4.2 million for the 2009 six month period compared to $1.6 million in the prior-year period.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, August 4, 2009, at 2 p.m. PDT (5 p.m. EDT) to review the company’s financials and operations for its 2009 second quarter ended June 30, 2009. Investment professionals are invited to participate in the live call by dialing 866-713-8310 (domestic) or 617-597-5308 (international) and using participant passcode 95894795. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), August 11, 2009, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 57390283.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 30.4 million cable and satellite subscribers for August 2009. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) liabilities resulting from an aerial camera falling; (4) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (5) managing the company’s growth and the integration of acquisitions; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues:
Advertising	$7,105	$8,491	$14,899	$16,122
Subscriber fees	5,338	4,556	10,001	8,605
Production services	6,770	—	11,289	—

Total revenues	19,213	13,047	36,189	24,727

Cost of services:
Programming	1,333	1,773	3,081	3,696
Satellite transmission fees	400	549	795	1,175
Production and operations	8,337	1,162	14,809	3,023
Other direct costs	110	95	207	192

Total cost of services	10,180	3,579	18,892	8,086

Other expenses:
Advertising	924	1,488	1,383	2,026
Selling, general and administrative	8,371	7,133	17,585	14,750
Depreciation and amortization	978	617	1,876	1,232

Total other expenses	10,273	9,238	20,844	18,008

Income (loss) from operations	(1,240)	230	(3,547)	(1,367)
Interest and other income, net	55	408	103	946

Income (loss) from operations before income taxes	(1,185)	638	(3,444)	(421)
Income tax provision (benefit)	(307)	367	(1,304)	89

Net income (loss)	$(878)	$271	$(2,140)	$(510)

Earnings (loss) per common share data:
Basic	$(0.04)	$0.01	$(0.09)	$(0.02)

Diluted	$(0.04)	$0.01	$(0.09)	$(0.02)

Weighted average number of common shares outstanding:
Basic	24,366	25,965	24,412	26,049

Diluted	24,366	26,059	24,412	26,049

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$23,526	$60,257
Investment in available-for-sale securities	27,492	—
Accounts receivable, net of allowance for doubtful accounts	15,500	9,448
Other current assets	9,826	6,854

Total current assets	76,344	76,559

Property, plant and equipment, net	16,092	10,042
Goodwill and amortizable intangible assets, net	44,013	43,302
Investment in auction-rate securities	5,933	6,456
Deferred tax assets, net	6,255	4,949
Deposits and other assets	4,016	1,646

Totals	$152,653	$142,954

Liabilities and Stockholders’ Equity

Current liabilities	$15,722	$6,309
Long-term liabilities	1,213	236

Total liabilities	16,935	6,545

Total stockholders’ equity	135,718	136,409

Totals	$152,653	$142,954

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating activities:
Net Income (loss)	$(878)	$271	$(2,140)	$(510)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	978	617	1,876	1,232
Amortization of subscriber acquisition fees	176	120	298	242
Loss (gain) on sale of equipment	15	—	15	(5)
Loss (gain) on sale of available-for-sale securities	(7)	—	(7)	44
Other-than-temporary impairment on auction-rate securities	—	76	—	336
Provision for doubtful accounts	114	187	190	464
Share-based employee and service provider compensation	1,109	800	2,123	1,712
Deferred tax provision (benefit), net	(309)	366	(1,336)	87

Changes in operating assets and liabilities:
Accounts receivable	(3,244)	(321)	(1,048)	(375)
Income tax refund receivable	1	—	(251)	(5)
Prepaid programming costs	(299)	(148)	(363)	198
Other current assets	151	741	586	(192)
Deposits and other assets	(1,390)	62	(2,445)	—
Accounts payable and accrued expenses	2,379	669	(1,502)	1,602
Deferred revenue	1,303	79	2,247	10
Customer deposits	—	(12)	—	(14)
Accrued severance payments	(6)	(38)	(14)	(225)
Deferred obligations	(165)	(112)	(27)	(97)
Unfavorable lease obligations	(100)	—	(189)	—

Net cash provided by (used in) operating activities	(172)	3,357	(1,987)	4,504

Investing activities:
Purchases of property, plant and equipment	(758)	(170)	(1,361)	(478)
Proceeds from sale of equipment	—	—	—	15
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	(5,746)	—
Purchases of available-for-sale and auction-rate securities	(16,998)	—	(26,992)	(27,176)
Proceeds from sale of available-for-sale and auction-rate securities	100	22,949	100	63,472

Net cash provided by (used in) investing activities	(17,656)	22,779	(33,999)	35,833

Financing activities:
Proceeds from exercise of stock options	—	11	—	11
Purchase of treasury stock	(219)	(226)	(398)	(290)
Purchase and retirement of stock related to stock repurchase program	(41)	(4,811)	(347)	(4,811)

Net cash used in financing activities	(260)	(5,026)	(745)	(5,090)

Net increase (decrease) in cash and cash equivalents	(18,088)	21,110	(36,731)	35,247
Cash and cash equivalents, beginning of period	41,614	39,397	60,257	25,260

Cash and cash equivalents, end of period	$23,526	$60,507	$23,526	$60,507

Supplemental disclosure of cash flow information:
Income taxes paid	$—	$1	$282	$6

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Supplemental disclosures of non-cash investing and financing activities:

Effect of net increase (decrease) in fair value of auction-rate securities, net of deferred taxes	$55	$—	$70	$59

Property, plant and equipment costs incurred but not paid	$296	$36	$296	$36

Retirement of treasury stock	$219	$354	$398	$290

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net loss to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income (loss)	$(878)	$271	$(2,140)	$(510)

Add/Subtract:
Interest and other income, net	55	408	103	946
Income tax provision (benefit)	(307)	367	(1,304)	89
Depreciation and amortization	978	617	1,876	1,232

EBITDA	(262)	847	(1,671)	(135)

Adjusted for:
Share-based compensation expense	1,109	800	2,123	1,712
Acquisition and integration costs	230	—	680	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$1,077	$1,647	$1,132	$1,577

Summary of cost of services
Share-based compensation expense	$109	$76	$214	$175
Cost of services	10,071	3,503	18,678	7,911

Total cost of services	$10,180	$3,579	$18,892	$8,086

Summary of selling, general and administrative
Share-based compensation expense	$1,000	$724	$1,909	$1,537
Acquisition and integration costs	230	—	680	—
Selling, general and administrative	7,141	6,409	14,996	13,213

Total selling, general and administrative	$8,371	$7,133	$17,585	$14,750

Summary of other income
Interest income	$55	$484	$103	$1,294
Dividend income	—	—	—	32
Other income (loss)	—	(76)	—	(380)

Total other income	$55	$408	$103	$946

EBITDA as adjusted by segment
Legacy Outdoor Channel	$2,667	$1,647	$4,219	$1,577
Production Services	(1,590)	—	(3,087)	—

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$1,077	$1,647	$1,132	$1,577